SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBITS
                                      TO
                                   FORM 8-K
                                Current Report
                                    Under
                   The Securities And Exchange Act of 1934




                              FONAR CORPORATION
------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                               FONAR CORPORATION


                                 EXHIBIT INDEX



EXHIBIT NO.                     DESCRIPTION

   2                     Stock Purchase Agreement
                           dated August 20, 1998



                                  EXHIBIT 2

                STOCK PURCHASE AGREEMENT DATED AUGUST 20, 1998



                           STOCK PURCHASE AGREEMENT

    AGREEMENT, dated August 20, 1998, among HEALTH MANAGEMENT CORPORATION OF AMERICA (formerly named U.S. HEALTH MANAGEMENT CORPORATION), a Delaware corporation having its principal place of business in Melville, New York ("HMCA"), FONAR CORPORATION, a Delaware corporation having its principal place of business in Melville, New York and the parent corporation of HMCA ("Fonar"), STUART BLUMBERG, D.C. ("Blumberg") and STEVEN JONAS, D.C. ("Jonas"). (Blumberg and Jonas are hereinafter sometimes referred to as the "Selling Stockholders" or individually as a "Selling Stockholder).

                             W I T N E S S E T H:

    WHEREAS, the Selling Stockholders own all of the issued and outstanding shares of stock of Dynamic Health Care Management, Inc. ("Dynamic");

    WHEREAS, each of Bellmore Medical Practice, P.C., d/b/a Deerpark Medical, P.C. ("Bellmore") and Alliance Physical Medicine and Rehabilitation, P.C. ("Alliance") are engaged in the practice of medicine in Nassau or Suffolk Counties, New York;

    WHEREAS, Dynamic provides physician practice management services to Bellmore and Alliance (hereinafter sometimes referred to as the "Professional Corporations");

    WHEREAS, HMCA is a business corporation engaged in the business of physician practice management and wishes to purchase all of the issued and outstanding shares of the stock of Dynamic;

    WHEREAS, Fonar is the parent company of HMCA and has agreed to guarantee certain obligations of HMCA to the Selling Stockholders under this Agreement as hereinafter provided;

    WHEREAS, pursuant to the terms and conditions of this Agreement HMCA or Dynamic will enter into employment agreements with Blumberg and Jonas at the Closing; and

    NOW THEREFORE, in consideration of the premises, representations and covenants contained herein, the parties hereto agree as follows:

    1. Sale and Purchase of Stock of Dynamics. At the Closing, as hereinafter defined, HMCA shall pay to the Selling Stockholders in exchange for all of the issued and outstanding shares of Dynamic a purchase price (the "Purchase Price") equal to Eleven Million Five Hundred Seventy-Six Thousand Two Hundred Thirty Dollars and Ninety-Two Cents ($11,576,230.92) as follows:

              a. Two Million Dollars ($2,000,000) in cash, by certified check or by wire transfer at the Closing ("Cash Consideration"). The Cash Consideration shall be payable to the Selling Stockholders in accordance with the allocations to be made pursuant to Section 3 hereof.

              b. Two Million Eight Hundred Seventy Thousand Dollars ($2,870,000) by delivery of a non-negotiable promissory note or notes (the "Promissory Note Consideration") payable by HMCA providing for three (3) equal consecutive annual installments of principal and interest commencing one year following the Closing. Interest on unpaid principal will accrue at the rate of seven and one-half percent (7 1/2%) per annum from the date of the Closing. Such note or notes shall be in the form of EXHIBIT A hereto and shall be made payable to the Selling Stockholders in accordance with the allocations to be made pursuant to Section 3 hereof. Notwithstanding the foregoing, in the event that HMCA shall have successfully completed its contemplated initial public offering ("IPO"), or if HMCA shall have successfully completed a private placement of securities or other financing where, in the case of such private placement or other financing (but not in the case of an IPO), the net proceeds to HMCA (after deduction of commissions, fees and other expenses, including attorneys' and accountants' fees) is at least $30,000,000, then HMCA, no later than 90 days following the date HMCA shall have received the proceeds of the IPO, private placement or other financing, shall prepay any unpaid principal balance then outstanding on said notes, together with accrued and unpaid interest. The Promissory Note Consideration shall be guaranteed by Fonar as hereinafter provided.

              c. One Million Two Hundred Sixteen Thousand Two Hundred Thirty Dollars and Ninety-Two Cents ($1,216,230.92) by delivery of a non-negotiable promissory note or notes (the "Additional Promissory Note Consideration") payable by HMCA providing for sixty (60) consecutive monthly installments of principal and interest, commencing one month following the Closing. Interest on unpaid principal will accrue at the rate of 7.254% per annum from the date of Closing. Such note or notes shall be in the form of EXHIBIT A-1 hereto and shall be made payable to the Selling Stockholders in accordance with the allocations to be made pursuant to Section 3 hereof. The Additional Promissory Note Consideration shall be guaranteed by Fonar as and to the extent hereinafter provided.

              d. Five Million Four Hundred Ninety Thousand Dollars ($5,490,000) by delivery of a non-negotiable promissory note or notes (the "Stock Consideration Notes") which may be paid in shares of the Common Stock of HMCA (the "Stock Consideration") as and to the extent hereinafter provided. The Stock Consideration Notes shall provide for thirty-six (36) equal monthly installments of principal and interest commencing two (2) years after the Closing Date. Interest shall accrue on unpaid principal at the rate of seven and one-half percent (7 1/2%) per annum from and after the date which is two
(2) years after the Closing Date; no interest shall accrue or be payable under the Stock Consideration Notes prior to said second anniversary date of the Closing Date. Notwithstanding the foregoing, if HMCA shall successfully complete its IPO within two (2) years following the Closing, HMCA shall have the option of prepaying the Stock Consideration Notes, without penalty or premium, as follows: seventy percent (70%) in shares of the Common Stock of HMCA (the "Stock Consideration") and thirty percent (30%) in cash. In such case, such shares of Common Stock shall be valued at the price shares of the Common Stock of HMCA offered to the public in HMCA's IPO. Any such prepayment shall be made within fifteen (15) days of the receipt by HMCA of the proceeds from the sale of its securities upon the completion of its IPO.

              The Stock Consideration Notes shall be in the form of EXHIBIT B hereto and shall be made payable to the Selling Stockholders in accordance with the allocations to be made pursuant to Section 3 hereof. The Stock Consideration Notes shall be guaranteed by Fonar as hereinafter provided.

              e. It is understood that unless the shares of stock comprising the Stock Consideration are registered under the Securities Act of 1933, as amended (the "Securities Act"), they will be "restricted securities," as defined under Rule 144 under the Securities Act, and subject to restrictions on their resale.

              For a period of one year following the issuance of any shares of the Common Stock of HMCA pursuant to Section 1(d), if HMCA shall file a registration statement (excluding a registration statement on Form S-8 or other form not permitting the inclusion of the shares of HMCA issued hereunder) with the Securities and Exchange Commission ("SEC") seeking to register shares of its Common Stock, then, to the extent permitted by then applicable rules and regulations of the SEC and to the extent permitted by the underwriter or underwriters, if any, in connection with such registration and contemplated offering, HMCA will include in such filing and all related filings under applicable state securities laws (to the extent permitted thereunder) such number of the shares of the Common Stock of HMCA comprising the Stock Consideration as the Selling Stockholders may request, at no expense to the Selling Stockholders. In such case, HMCA shall use all reasonable efforts to obtain an underwriter or to convince any such underwriter to permit the inclusion in such filings (to the extent permitted by law) of the number of such shares of the Common Stock of HMCA as the Selling Stockholders may have requested.

              In addition, if the Selling Stockholders have been unable to sell all of the Stock Consideration by the end of the twenty-seven (27) month period following the issuance thereof, because either such shares could not have been sold legally under Rule 144 or, because notwithstanding all reasonable efforts in good faith on the part of the Selling Stockholders to do so, the Selling Stockholders were unable to obtain a buyer or buyers for such shares, then within sixty (60) days of receiving notice from the Selling Stockholders, HMCA shall file a registration statement on the appropriate form with the SEC covering any such shares which could not have been sold because of such reasons. HMCA will use its best efforts to cause such registration statement to become effective within ninety (90) days of the initial filing of such registration statement. In addition, HMCA will make any necessary related filings under applicable state securities laws and use its best efforts to cause the shares to be qualified to be sold under such state securities laws at the time such registration statement becomes effective.

              If during the "Price Protection Period" (as hereinafter defined) the Selling Stockholders sell on the open market all or any part of the Stock Consideration which can then be sold for an aggregate sales price which is less than the IPO price per share multiplied by the number of shares sold, then HMCA will pay the difference between the IPO price per share multiplied by the number of shares sold and the aggregate sales price of such shares to the Selling Stockholders as hereinafter provided (the "Price Protection Consideration"):

              (i) the first $150,000 of any Price Protection Consideration payable to the Selling Stockholders shall be apportioned between the Selling Stockholders in accordance with their respective portions of the total Price Protection Consideration due, and paid within 30 days of the end of the Price Protection Period or within 30 days of the date the Selling Stockholders give notice to HMCA, whichever is later;

              (ii) Any part of Price Protection Consideration which is between $150,000 and $500,000 shall be apportioned between the Selling Stockholders in accordance with their respective portions of the total Price Protection Consideration due, and paid over a period of seven (7) months, commencing on the later of 30 days after the end of the Price Protection Period or 30 days after the date the Selling Stockholders give notice to HMCA. Such Price Protection Consideration shall be represented by a non-negotiable promissory note or notes in the form of EXHIBIT B-1 hereto.

              (iii) Any part of the Price Protection Consideration which is over $500,000 shall be apportioned between the Selling Stockholders in accordance with their respective portions of the total Price Protection Consideration due, and paid over a period of twelve (12) months commencing on the later of 30 days after the end of the Price Protection Period or 30 days after the date the Selling Stockholders give notice to HMCA. Such Price Protection Consideration shall be represented by a non-negotiable promissory note or notes in the form of EXHIBIT B-2 hereto.

              Any promissory note representing Price Protection Consideration shall bear interest at the rate of seven and one-half percent (7 1/2%) per annum from the date of the note. Provided that the Selling Stockholders give notice within 30 days of the expiration of the Price Protection Period, the note shall be dated the first day following the expiration of the Price Protection Period and shall be delivered to the appropriate Selling Stockholders as soon after HMCA receives notice from the Selling Stockholders as practicable. If the Selling Stockholders give notice more than 30 days after the expiration of the Price Protection Period, then any such notes shall be dated the date of such notice. Any such notice by the Selling Stockholders that Price Protection Consideration is due shall include copies of trade confirmations or brokerage account statements which confirm the number of shares sold and the prices at which they were sold in order to be considered notice hereunder. Any notice to be given by the Selling Stockholders hereunder claiming that Price Protection Consideration is due must be given within 90 days following the expiration of the Price Protection Period.

              For the purposes hereof, the Price Protection Period shall mean the 15 month period following the date on which any shares of the Stock Consideration can first be sold legally under Rule 144. With respect to any shares which cannot be sold legally under Rule 144 during such 15 month period (or which cannot be sold because the Selling Stockholders, notwithstanding all reasonable efforts in good faith on their part to do so, were unable to obtain a buyer or buyers for such shares), the Price Protection Period shall be extended to the later of the date or dates which are 90 days after the date or dates (if all such shares cannot be legally sold at the same time) such shares can be legally sold (whether under Rule 144 or because they are registered under the Securities Act), or, where the shares could have been legally sold but were not sold because the Selling Stockholders, notwithstanding all reasonable efforts in good faith on their part to do so, were unable to obtain a buyer or buyers for such shares, until such date or dates as the Selling Stockholders, using all reasonable efforts in good faith, reasonably require to find a buyer or buyers for such shares. After the expiration of the Price Protection Period with respect to any shares of the Stock Consideration, the foregoing obligation of HMCA to guarantee the IPO price shall expire with respect to such shares. No extension of the Price Protection Period shall relieve HMCA of its obligations to register any shares of the Stock Consideration as provided herein.

    2. Guaranty of Fonar Corporation. Fonar shall execute and deliver to the Selling Stockholders a Guaranty in the form of EXHIBIT C hereto (the "Fonar Guaranty") pursuant to which Fonar will guarantee the payment of the Purchase Price as provided and in accordance with the terms therein. Fonar shall also guarantee certain obligations under the "Employment Agreements," as hereinafter defined.

    3. Closing. The Closing of the transactions contemplated hereby shall take place at the offices of HMCA located at 110 Marcus Drive, Melville, New York, on August __, 1998 (such time and date is herein called the "Closing Date"). The Cash Consideration, Promissory Note Consideration, Additional Promissory Note Consideration and Stock Consideration Notes shall be allocated between the Selling Stockholders in accordance with the Allocation Schedule attached hereto as EXHIBIT D (the "Allocation Schedule").

              At the Closing:

              (a) Payment of Cash Consideration. The Cash Consideration for the stock of Dynamic shall be paid by HMCA to the Selling Stockholders in accordance with the Allocation Schedule.

              (b) Promissory Note Consideration; Additional Promissory Note Consideration. The promissory note or notes representing the Promissory Note Consideration and Additional Promissory Note Consideration for the stock of Dynamic shall be executed and delivered by HMCA to the Selling Stockholders in accordance with the Allocation Schedule.

              (c) Stock Consideration Notes. The Stock Consideration Notes shall be executed and delivered to the Selling Stockholders in accordance with the Allocation Schedule.

              (d) Fonar Guaranty. Fonar shall execute and deliver the Guaranty in the form of EXHIBIT C hereto.

              (e) P.C. Purchase Price. The purchase price for the stock of the Professional Corporations shall be paid to the owners of the Professional Corporations.

              (f) P.C. Purchase Agreement. Each of the owners of the Professional Corporations will execute and deliver a P.C. Purchase Agreement in the form of EXHIBIT E hereto to doctor selected by a professional corporation designated by HMCA ("Acquiring Doctors").

              (g) Security Agreement and Guaranty of Dynamic. In addition to the Fonar Guaranty, Dynamic shall execute and deliver to the Selling Stockholders a security agreement and guaranty in the form of EXHIBIT F. Pursuant to the guaranty, Dynamic will guaranty the obligations of HMCA to pay the Purchase Price as provided and in accordance with the terms therein. Pursuant to the security agreement, Dynamic will grant to the Selling Stockholders a security interest in the assets of Dynamic as existing at the time of the Closing to secure the payment of such obligations. The security agreement will permit Dynamic to transfer the assets or any part thereof to HMCA. In the case of any such transfer of assets to HMCA, HMCA will take such assets subject to such security interest and will assume the obligations of Dynamic under such security agreement.

              (h) Agreements with Selling Stockholders. HMCA or Dynamic, as designated by HMCA, shall enter into Employment Agreements with Blumberg and Jonas in the form of EXHIBIT G hereto (the "Employment Agreements").

              (i) Management Agreements. Prior to or at the Closing, the Professional Corporations shall enter into management service agreements ("Management Agreements") with Dynamic in the form of EXHIBIT H hereto. After the Closing, the Management Agreements may be amended from time to time or terminated without the consent of the Selling Stockholders, provided, however, that any such change shall not be taken into account in the calculation of any compensation due to the Selling Stockholders under the Employment Agreements or this Agreement unless it is consented to by the Selling Stockholders.

              (j) IRS Election. The Selling Stockholders consent to the making of an election by HMCA under Section 338(h)(10) of the Internal Revenue Code and will execute at the Closing or thereafter such documents reflecting such consent and agreement as HMCA may reasonably request.

              (k) Effectiveness of Transactions. The closing and effectiveness of each of the transactions and other actions contemplated at the Closing is contingent upon the closing and effectiveness of all of said transactions and actions in accordance with the terms of this Agreement, except to the extent any such contingency is waived or modified in writing.

    4. Representations and Warranties by the Selling Stockholders. The Selling Stockholders jointly and severally represent and warrant to HMCA, with respect to Dynamic and to any Acquiring Doctor, with respect to the Professional Corporations, as hereinafter provided. (Dynamic and the Professional Corporations are hereinafter sometimes referred to as the "Corporations" or individually as a "Corporation"). All representations and warranties respecting the Professional Corporations are made to the Selling Stockholders' knowledge, without independent investigation.

              (a) Organization and Standing of the Corporations. Each Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to carry out the transactions contemplated hereby. Complete and correct copies of each Corporation's certificate of incorporation and all amendments thereto or restatements thereof, and of its By-Laws as presently in effect have been delivered by the Selling Stockholders to HMCA. The number and kinds of shares of capital stock issued and outstanding of each Corporation and the owners thereof are set forth in EXHIBIT I. There are no record or beneficial owners of any of the shares of the capital stock of any of the Corporations other than as set forth in EXHIBIT I, and in each case such shares are owned free and clear of any and all pledges, security interests, liens, options, calls, or other contracts or encumbrances. All outstanding shares of the capital stock of each Corporation are duly and validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or other rights. Neither any Selling Stockholder, stockholder of a Professional Corporation nor any Corporation is a party to or bound by any commitment, plan or arrangement to issue or sell any capital stock or any other equity interest in a Corporation and there are no outstanding options, warrants or other commitments or obligations exercisable or convertible into any such security or interest in a Corporation.

              (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the sale and all other transactions contemplated hereby have been duly authorized by the necessary parties. Except as set forth in EXHIBIT J, no consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of any Corporation or any Selling Stockholder is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby. The Selling Stockholders have obtained or will obtain prior to the Closing all consents necessary to authorize the transactions contemplated by this Agreement under any contract, lease, indenture or other agreement to which any Corporation or any Selling Stockholder is a party or by which it is bound. No such consents or registrations, filings or notifications are required except as set forth in EXHIBIT J.

              (c) Qualification. No Corporation is required to qualify as a foreign entity authorized to do business in any jurisdiction.

              (d) Subsidiaries. No Corporation owns any stock or other equity interest in any corporation, limited liability company, partnership or other entity.

              (e) Financial Statements. The Selling Stockholders have or will deliver to HMCA:

                   (i) balance sheets prepared on a cash basis for each of the Corporations as at June 30, 1998;

                   (ii) an income statement for each of the Corporations for the one-year period ending June 30, 1998;

                   (iii) schedules of accounts receivable as at June 30, 1998 for each of the Corporations, together with aged trial balances and analyses of aged trial balances as at June 30, 1998;

                   (iv) schedules of liabilities as at June 30, 1998 for each of the Corporations.

As soon as practicable, but in no event later than three days prior to the Closing Date, the Selling Stockholders will deliver to HMCA updated schedules of accounts receivable, aged trial balances, analyses of aged trial balances and liabilities as of a date no more than five (5) days prior to the Closing Date.

All financial statements, schedules, trial balances and analyses referred to above are, or will be when delivered, complete and correct in all material respects, prepared in accordance with proper accounting principles consistently followed throughout the periods indicated, fairly present or will when delivered fairly present, the individual financial positions of the Corporations as at the respective dates indicated and the results of their individual operations for the periods indicated, and disclose all liabilities required to be disclosed, contingent or otherwise, of the Corporations as at said dates. No such material liabilities are past due and no penalty or interest is payable with respect to any such liabilities. Except as set forth is such financial statements or this Agreement, there are no other liabilities of the Corporations.

              (f) Absence of Certain Changes. Since June 30, 1998, there has not been:

                   (i)  any change in the business, condition
              (financial or otherwise), assets or liabilities of any of the Corporations, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse;

     (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or prospects of any of the Corporations or any of the assets and properties of the Corporations;

     (iii) any increase in the compensation, pensions or other benefits payable or to become payable by any Corporation to any of its officers or employees or any bonus payment or arrangement made to or with any thereof other than those which are consistent with past practices and have been disclosed in writing to HMCA;

     (iv) any payment to any stockholder, director, officer or employee of any Professional Corporation or to any member of his or her immediate family other than (1) payments of salary pursuant to employment relationships existing prior to June 30, 1998, (2) which have been disclosed in writing to HMCA or (3) which were made in the ordinary course of business;

     (v) any dividend or distribution of any kind (other than cash dividends payable by Dynamics to its shareholders) by or with respect to any Corporation, authorized, declared, paid or effected, or any direct or indirect redemption, purchase or other acquisition of the outstanding capital stock or other equity interests of any Corporation other than those which have been disclosed in writing to HMCA; or

     (vi) any event or condition of any character materially and adversely affecting the businesses of any Corporation.

              (f-1) Conduct of Operations. The operations and business of each of the Corporations has been conducted in all respects only in the ordinary course and substantially in the manner in which they have been conducted since the commencement of such Corporation's most recently completed fiscal year and all material accounts payable, taxes, debts and other obligations have been paid or otherwise discharged on or prior to the date the same became due.

              (f-2) Cash Balances. At the time of Closing, the aggregate cash balances in the Corporations' accounts will not be less than such amounts as are necessary to pay all anticipated expenses and liabilities arising, accrued or attributable to any period prior to the Closing and to cover any working capital shortfall during the first month following the Closing. For the purposes hereof, working capital shortfall shall mean the amount by which expenses and liabilities of the Corporations required to be paid during the first month following the Closing exceed the cash generated from operations during said month, provided, however, that if any third party claim is asserted against a Corporation which the Selling Stockholders reasonably and in good faith believe is invalid and should not be paid, then the portion of such claim which the Selling Stockholders deem invalid shall not be included in the definition of working capital shortfall for the purposes of this
Section 4(f-2). To the extent the amount left in the Corporations' accounts exceed the cash required for such purposes, HMCA shall cause the Corporations to pay such excess to the Selling Stockholders within five (5) days following the end of the first month following the Closing. To the extent the amounts left in the Corporations' accounts is less than the cash required for such purposes, the Selling Stockholders shall pay such shortfall within five (5) days of demand therefor by HMCA. HMCA will make any such demand on the Selling Stockholders within thirty (30) days after the end of the first month following the Closing.

              (g) Tax Returns and Payments. All tax returns and reports of each of the Corporations required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon any properties, assets, income or franchises of any Corporation or for which any Corporation is otherwise liable, which are due and payable have been paid, other than those presently payable without penalty or interest and which have been disclosed in writing to HMCA. The charges, accruals and reserves on the books of the Corporations with respect to taxes for all fiscal periods are adequate and the Corporations do not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor other than as so reflected on their respective books and records. No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by any of the Corporations. The Selling Stockholders shall file when due (or as may be extended) the Federal, State and local income tax returns for the Corporations for all periods up to the Closing Date, shall pay all taxes, interest and penalties as may be due for such periods and shall be entitled to any refunds for any such periods up to the Closing Date.

              (h) Real Property. None of the Corporations owns any real property. EXHIBIT K attached hereto contains a summary description of all leases of any real property held by any of the Corporations. All real property used by the Corporations in the conduct of their businesses is leased by one of the Corporations. The Corporations have delivered to HMCA complete and correct copies of all leases for real property leased by the Corporations. The Corporations enjoy peaceful and undisturbed possession under all of said leases. All of such leases are valid and subsisting and none of them is in default. No toxic, medically hazardous or radioactive materials are used in or produced by any operations of the Corporations and no such materials are disposed of or stored on any properties leased by the Corporations other than medical waste and x-ray materials which are produced or used in the ordinary conduct of the Professional Corporations' medical practices and which are used, stored and disposed of in accordance with applicable laws and regulations.

              (i) Personal Property. All personal properties and assets used, or held for use, in the Corporations' businesses are owned by the Corporations and are listed in EXHIBIT L hereto. The Corporations have good and marketable title to each of said items of personal property and assets, in each case subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except as set forth in EXHIBIT L attached hereto. None of said personal properties or assets is held by a Corporation as lessee under or subject to any lease or as conditional vendee under any conditional sale or other title retention agreement, except as set forth in EXHIBIT L. All accounts and notes receivable reflected in the financial statements of the Corporations delivered pursuant hereto and on the schedule of accounts receivable attached hereto as EXHIBIT M represent valid and binding obligations and are stated and reserved against in accordance with generally accepted accounting principles and the Corporations' historical experience. All inventory and supplies are usable on a normal basis in the existing businesses of the Corporations. There have been no acquisitions or dispositions of any inventory or supplies since April 30, 1998 except in the ordinary course of business.

              (j) Energy and Materials. No Corporation has received any notice or other communication, whether formal or informal, from any supplier of gas, oil or electric power or of supplies or other materials used in its business or operations to the effect that any such energy source, supplies or material will become unavailable to an extent which might impair the continued conduct of its business or operations at the greater of their current or historic levels.

              (k) Insurance. The insurance policies currently maintained by the Corporations are listed on EXHIBIT N hereto and each is fully paid for periods extending in all cases beyond the Closing Date.

              (l) Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the businesses of the Corporations delivered or to be delivered to HMCA by or on behalf of the Corporations pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact. To the best of the Selling Stockholders' knowledge, there is no fact directly related to the Corporations' businesses known to the Corporations which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of the Corporations, which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to HMCA by or on behalf of the Selling Stockholders in connection with the transactions contemplated hereby.

              (m) Contracts. With the exception of those contracts and commitments listed or referred to in EXHIBIT O, no Corporation is a party to or bound by any contract or commitment, whether written or oral, other than:

                   (i) orders and commitments for the purchase of supplies or services entered into in the ordinary course of business not involving commitments to suppliers in the aggregate of more than Ten Thousand United States Dollars (U.S. $10,000);

     (ii) requests for medical services or medical or diagnostic procedures scheduled by patients or referring physicians, independently of any other agreement or contract, not involving, in each case, in excess of Ten Thousand United
States Dollars (U.S. $10,000); and

     (iii) maintenance, service and other contracts for the Corporations' equipment, each of which (A) is in the ordinary course of business and (B) involves an aggregate expenditure of less than Five Thousand United States Dollars (U.S. $5,000) after the date hereof.

The Corporations have delivered to HMCA complete and correct copies of all written contracts or commitments listed or referred to in EXHIBIT O, which contacts include all agreements of any Corporations with HMO's, PPO's, managed care providers, insurance plans and other third party payors. EXHIBIT O also includes any agreements of any Selling Stockholder or other physician or chiropractor providing services on behalf of a Professional Corporation with HMO's, PPO's, managed are providers, insurance plans and other third party payors. The Corporations have complied with all the provisions of their outstanding agreements, contracts and commitments and are not in default under any of the terms thereof. No amounts owing by a Corporation under any of its contracts and commitments or previous contracts and commitments is past due. At the time of the Closing there will be no loans or other indebtedness outstanding between any one or more of the Corporations and either one or both of the Selling Stockholders.

              (n) Names, Copyrights, Patents, Trademarks, Et Cetera. The names or designations, trademarks, trade names, copyrights, patents and other statutory rights of the Corporations are listed in EXHIBIT P and are valid and in good standing and are owned or held by the Corporation indicated without any known or suspected conflict with the rights of others. The Corporations have all franchises, permits, licenses and other authority as are necessary to enable them to conduct their respective businesses as now being conducted and as proposed to be conducted, and no Corporation is in default under any of such franchises, permits, licenses or other authority. To the best of the Selling Stockholders' knowledge, the Corporations possess all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and other statutory rights necessary for them to conduct their respective businesses as now being conducted, without conflict with any valid rights of others. No Corporation has licensed any other person to use, or to have access to for any reason, any such rights owned or possessed by such Corporation.

              (o) Compliance with Law and Government Regulations. To the best of the Selling Stockholders' knowledge, each Corporation is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which such Corporation or any of its respective operations may be subject, in respect of the conduct by such Corporation of its business as currently conducted and the ownership and operation of its respective properties.

              (p) Compensation. Attached hereto as EXHIBIT Q is a true and complete list of all officers, and of all persons employed by or for the account of each Corporation specifying the rate of compensation (including bonuses and commissions, if any) and position held by each such person.

              (q) Employee Stock Ownership Plan, Pension and Profit-Sharing Obligations. The Corporations have delivered to HMCA complete and correct copies or descriptions of, and any publications of the Corporations relating to, current or future pensions, retirement pay or other obligations for deferred compensation applicable to persons employed by the Corporations, whether or not such obligations are of a legally binding nature or in the nature of informal understandings, including, without limitation, any Employee Stock Ownership Plan and Trust ("ESOP") maintained by any of the Corporations. A list of all employee profit-sharing, incentive, deferred compensation, or pension or retirement plans of the Corporations is attached hereto as EXHIBIT
R. None of said plans has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended (whether or not such deficiency is being waived).

              (r) Employee Benefit Plans. The Corporations have delivered to HMCA complete and correct descriptions of, and any publications of the Corporations relating to, any employee benefit plans, other than those referred to in Section 4 (q) above, applicable to persons employed by the Corporations, including but not limited to health insurance plans. A list of such employee benefit plans is attached hereto as EXHIBIT S.

              (s) Labor Contracts, Et Cetera. No Corporation is a party to any collective bargaining or other labor union contract applicable to any persons employed by such Corporation. No Selling Stockholder knows of any activities or proceedings of any labor union (or representatives thereof) to organize any employees of any Corporation, or of any threats of strikes or work stoppages by any employees of the Corporations.

              (t) Litigation. Except as set forth on EXHIBIT T, there is no litigation, arbitration, proceeding or investigation pending, or to the Selling Stockholders' knowledge, threatened, which in the Selling Stockholders' reasonable opinion might, either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of any Corporation or in any of its respective properties or assets, or in any material liability on the part of any Corporation, or in any material change in the methods of doing business of any Corporation, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the Selling Stockholders' knowledge, there is no basis for any such litigation, arbitration, condemnation, proceeding or investigation. Each litigation, arbitration, proceeding or investigation which is pending or threatened with respect to any of the Corporations is referred to in EXHIBIT T hereto.

              (u) Compliance with Other Instruments, Et Cetera. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, or be in conflict with any term, of the certificate of incorporation or the by-laws of any Corporation, or any shareholder agreement or other governing agreement or document applicable to any Selling Stockholder or to any Corporation. The Selling Stockholders warrant that the consummation of the transactions contemplated hereby will not result in any violation of or be in conflict with any contract or other instrument to which any Selling Stockholder or any Corporation is a party, or by which it is otherwise bound.

              (v) Banks, Et Cetera. Attached hereto as EXHIBIT U is a true and complete list of every bank in which funds of the Corporations are on deposit or in which any Corporation has a safety deposit box.

              (w) No Broker. Neither the Corporations nor the Selling Stockholders have employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, other than the accounting firm of Marcum, Klegman, located at 130 Crossways Park Drive, Woodbury, New York 11797. The Selling Stockholders will be responsible for the payment of any and all compensation due to Marcum, Klegman and will indemnify HMCA and any Acquiring Doctor and hold them harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to, the Selling Stockholders or Corporations (or any allegation of any such employment by, or services rendered to, any of them) of any finder, broker, agent or other intermediary in such connection.

    5. Representations and Warranties of HMCA and Fonar. HMCA and Fonar represent and warrant to the Selling Stockholders as follows:

              (a) Organization and Standing. Each of HMCA and Fonar is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated under this Agreement.

              (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the sale and all other transactions contemplated hereby have been duly authorized by the necessary parties on behalf of Fonar and HMCA. No consent, approval, authorization or order of, or registration, qualification designation, declaration or filing with, any governmental authority on the part of Fonar or HMCA is required in connection with the execution and delivery of this Agreement or the carrying out of the transaction contemplated hereby. Fonar and HMCA have obtained or will obtain prior to the Closing all consents necessary to authorize the transactions contemplated hereby under any contract, lease, indenture or other agreement to which either of them is a party or by which it is bound. Fonar and HMCA shall also make all necessary governmental and non-governmental registrations, filings and notifications required to be made by them in connection therewith.

              (c) Qualification. Each of Fonar and HMCA is duly qualified and in good standing as a foreign entity authorized to do business in New York.

              (d) Financial Statements. HMCA and Fonar have or will deliver to the Selling Stockholders a copy of Fonar Corporation's Annual Report on Form 10-K filed under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended June 30, 1997 (Form 10-K). The Form 10-K includes:

                   (i) consolidated balance sheets for Fonar and its subsidiaries as at June 30, 1997 and June 30, 1996; and

                   (ii) consolidated statements of operations for Fonar and its subsidiaries for the three years ended June 30, 1997, June
30, 1996 and June 30, 1995.

The financial statements referred to above are complete and correct in all material respects, prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position of Fonar and its subsidiaries as at the respective dates indicated and the results of their operations for the periods indicated.

              (e) Absence of Certain Changes. Except as set forth in the Form 10-K, or in Fonar's quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended September 30, 1997, December 31, 1997 and March 31, 1998 ("Form 10-Q's"), since June 30, 1997 there has not been:

                   (i)  any change in the business, condition
              (financial or otherwise), assets or liabilities of HMCA or Fonar, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse;

     (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, assets or prospects of HMCA or Fonar; or

     (iii) any event or condition of any character materially and adversely affecting the businesses of either HMCA or Fonar.

              (f) Litigation, Et Cetera. Except as set forth in the Form 10-K or Form 10-Q's, there is no litigation, arbitration, proceeding or investigation pending or threatened against either of HMCA or Fonar which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, or which, in HMCA's or Fonar's reasonable opinion might, either individually or collectively, result in any material adverse change in its business or condition (financial or otherwise) or in any of its properties or assets, or in any material liability on its part, or in any material change in its business, and to its knowledge, there is no basis for any such litigation, arbitration, condemnation, proceeding or investigation.

              (g) Compliance with Law and Government Regulations. To the best of HMCA's and Fonar's knowledge, each of HMCA and Fonar is in compliance in all material respects with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which it or any of its respective operations may be subject, in respect of the conduct by such corporation of its business as currently conducted and the ownership and operation of its respective properties, where the consequences of noncompliance would have a material adverse effect on such corporation or its business.

              (h) Insurance. Each of HMCA and Fonar maintains such insurance policies or is self insured with respect to its assets, business and operations as it reasonably deems necessary, prudent and cost-effective.

              (i) Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of or be in conflict with any term of either HMCA's or Fonar's certificate of incorporation or by-laws or of any contract or other instrument to which it is a party, or of any judgment, decree, order, statute, rule or regulation by which it is bound.

              (j) Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to HMCA or Fonar delivered or to be delivered to the Selling Stockholders by or on behalf of HMCA or Fonar pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact. To the best of Fonar's or HMCA's knowledge, there is no fact directly related to Fonar's and HMCA's businesses known to Fonar or HMCA which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of Fonar or HMCA which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to the Selling Stockholders by or on behalf of Fonar and HMCA in connection with the transactions contemplated hereby.

              (k) Broker. It has not employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and it will indemnify the Selling Stockholders and hold them harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to it (or any allegation of any such employment by, or services rendered to it) of any finder, broker, agent or other intermediary in such connection.

    6. Covenants of the Selling Stockholders. The Selling Stockholders covenant and agree with HMCA as follows:

              (a) Books and Records. At the Closing, the Selling Stockholders will turn over to HMCA, all records and files, physician lists, lists of insurance companies, lists of health maintenance organizations and preferred provider organizations, books of account, inventory records, personnel records, financial books and records and other books and records, including without limitation tax records and returns which are kept by or relate to Dynamic or which relate to the Professional Corporations. The personnel of the Corporations will cooperate in HMCA's obtaining necessary data in any manner which they may reasonably request.

              (b) Non-Competition. For a period of five (5) years after the Closing, or for such longer period as may be required under any employment or other agreement to which he is or may become a party, so long as there is no default on the part of HMCA or Fonar in respect of the payment of any part of the Purchase Price hereunder which is not waived by the Selling Stockholders or not cured within any applicable grace or cure period, or with respect to each of Blumberg and Jonas, no wrongful termination of his Employment Agreement by HMCA or Dynamic, neither Blumberg nor Jonas will directly or indirectly form, own, manage, operate, join, control or participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any business (whether as an officer, director, stockholder, employee or otherwise) (i) involving the management of, or the provision of management services to, any medical, physician, chiropractic or multi-specialty practice, or any medical or chiropractic center or other facility, in the State of New York, or within a radius of ten (10) miles of any diagnostic imaging or other medical facility or practice managed or owned by HMCA, its subsidiaries or affiliates in the State of Florida or (ii) involving the ownership or operation of any medical, physician, chiropractic or multi-specialty practice, or any medical or chiropractic center or other facility in Queens, Kings, Nassau and Suffolk Counties in the State of New York. Nothing contained herein shall prohibit either Blumberg or Jonas from purchasing and holding shares of stock of a competitor of HMCA, the Corporations or their respective affiliates which are traded on any national or regional stock exchange or on the NASDAQ System as long as the shares owned by him at any one time do not exceed three percent (3%) of the total shares of such class outstanding and provided further that he exercises no control over and performs no executive, management or other services for such competitor. Blumberg and Jonas each agree that the remedy at law for any breach by either of them of the foregoing covenant would be inadequate and that HMCA would be entitled to injunctive relief in the case of any such breach. Should it be held at any time that the restriction placed upon Blumberg and Jonas by this
Section 6(b) is too onerous and is not necessary for the protection of HMCA, the Corporations and their respective affiliates, Blumberg and Jonas agree that any court of competent jurisdiction may impose any lesser restriction which such court may consider to be necessary or appropriate properly to protect HMCA, the Corporations and their respective affiliates, but any such determination as to the invalidity or unenforceability of this covenant shall not affect the validity or enforceability hereof in any State or other jurisdiction over which such court does not have jurisdiction.

              (c) Collection of Accounts Receivable. After the Closing, the Selling Stockholders shall assist the Professional Corporations in the collection of the accounts receivable of the Professional Corporations as existing on the Closing Date in such manner as HMCA may from time to time reasonably request, at the Professional Corporations' expense if any expense is entailed.

              (d) Employment Agreements. At the Closing, each of the Selling Stockholders will enter into an employment agreement with HMCA or Dynamic, as selected by HMCA, in the form of EXHIBIT G hereto (the "Employment Agreements").

              (e) Cash. The amount of cash on deposit in the Corporations' accounts in the aggregate on the Closing Date shall not be less than such amounts as are necessary to pay all anticipated expenses and liabilities of the Corporations arising, accrued or attributable to any period prior to the Closing and to cover any working capital shortfall during the first month following the Closing. For the purposes hereof, working capital shortfall shall mean the amount by which expenses and liabilities of the Corporations required to be paid during the first month following the Closing exceed the cash generated from operations during said month, provided, however, that if any third party claim is asserted against a Corporation which the Selling Stockholders reasonably and in good faith believe is invalid and should not be paid, then the portion of such claim which the Selling Stockholders deem invalid shall not be included in the definition of working capital shortfall for the purposes of this Section 6(e). To the extent the amount left in the Corporations' accounts exceed the cash required for such purposes, HMCA shall cause the Corporations to pay such excess to the Selling Stockholders within five (5) days following the end of the first month following the Closing. To the extent the amounts left in the Corporations' accounts is less than the cash required for such purposes, the Selling Stockholders shall pay such shortfall within five (5) days of demand therefor by HMCA. HMCA shall make any such demand upon the Selling Stockholders within thirty (30) days after the end of the first month following the Closing.

              (f) Consents. The Selling Stockholders shall obtain all consents required to be obtained by them pursuant to Section 4(a) of this Agreement.

              (g) Further Assurances. From time to time, at HMCA's request (whether at or after the Closing) and without further consideration, the Selling Stockholders will execute and transfer and will take such other action as HMCA may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

              (h) Management Agreements. Prior to or at the Closing, the Professional Corporations shall enter into Management Agreements with Dynamic in the form of EXHIBIT H hereto.

    7. Covenants of HMCA. HMCA covenants and agrees with the Selling Stockholders that:

              (a) Books and Records. After the Closing, HMCA will permit the Selling Stockholders and their representatives, at such reasonable times as they may request, to inspect and make extracts from any books and records turned over by the Selling Stockholders to HMCA at the Closing for the purpose of preparing any tax returns, liquidating or complying with other governmental requirements.

              (b) Employment Agreements. At the Closing, HMCA or Dynamic, as selected by HMCA, will enter into the Employment Agreements with the Selling Stockholders.

              (c) Further Assurances. From time to time at the Selling Stockholders' request (whether at or after the Closing) and without further consideration, HMCA and Fonar will execute such instruments and documents and take such other action as the Selling Stockholders may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

    8. Conditions of HMCA's and Fonar's Obligations. The obligations of HMCA and Fonar under this Agreement are subject to the fulfillment to their reasonable satisfaction, prior to or at the Closing, of each of the following conditions, any of which can and, if unmet, shall be deemed waived at Closing, unless otherwise agreed in writing:

              (a) Representations and Warranties True at Closing. The representations and warranties made by the Selling Stockholders in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

              (b) Performance. The Selling Stockholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              (c) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

              (d) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

              (e) Compliance Certificate. The Selling Stockholders shall have delivered to HMCA and Fonar a certificate or certificates dated the Closing Date, in form satisfactory to HMCA's and Fonar's counsel, to the fulfillment of the conditions specified in Sections 8(a) and 8(b).

              (f) Consents. The Selling Stockholders shall have obtained all consents and approvals required to be obtained by them hereunder to the transactions contemplated by this Agreement.

              (g) Opinion of the Selling Stockholders' Counsel. HMCA and Fonar shall have received a favorable opinion of the Selling Stockholders' counsel, Garfunkel, Wild & Travis, P.C., dated the Closing Date, and satisfactory to HMCA, Fonar and their counsel, covering certain matters referred to in Sections 4(a), 4(b), 4(c) and 4(d).

              (h) Agreements with the Selling Stockholders. Each of the Selling Stockholders shall have entered into the Employment Agreements.

              (i) Condition of Assets. The tangible assets of the Corporations shall be in operating condition and shall have suffered no loss or damage, normal wear and tear excepted, whether by reason of causes within or without the control of the parties and whether covered by insurance or not.

              (j) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in legal substance and form to counsel for HMCA, and HMCA and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

              (k) Management Agreements. The Professional Corporations shall enter into Management Agreements with Dynamic in the form of EXHIBIT H hereto.

              (l) P.C. Purchase Agreements. Each of the owners of the Professional Corporations shall enter into a P.C Purchase Agreement with an Acquiring Doctor.

    9. Conditions of the Selling Stockholders' Obligations. The obligations of the Selling Stockholders under this Agreement are subject to the fulfillment to the Selling Stockholders' reasonable satisfaction, prior to or at the Closing, of each of the following conditions, any of which can and, if unmet, shall be deemed waived at Closing, unless otherwise agreed in writing.

              (a) Representations and Warranties True at Closing. The representations and warranties made by HMCA and Fonar in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties are made at and as of such time.

              (b) Performance. HMCA and Fonar shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              (c) Compliance Certificate. HMCA and Fonar shall have delivered to the Selling Stockholders a certificate or certificates of appropriate executive officers dated the Closing Date, certifying in form satisfactory to the Selling Stockholders' counsel, as to the fulfillment of the conditions specified in Sections 9(a) and 9(b).

              (d) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

              (e) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

              (f) Guaranty. Fonar shall execute and deliver the guaranty to the Selling Stockholders in the form of EXHIBIT C.

              (g) Security Agreement. Dynamic shall execute and deliver to the Selling Stockholders the Security Agreement and Guarantee in the form of EXHIBIT F.

              (h) Opinion of HMCA's and Fonar's Counsel. The Selling Stockholders shall have received a favorable opinion of HMCA's and Fonar's counsel, Henry T. Meyer, Esq. dated the Closing Date, and satisfactory to the Selling Stockholders and their counsel, covering certain matters referred to in Sections 5(a) and 5(b) (with respect to execution and authorization) and 5(c).

    10. Expenses. Except as otherwise provided herein, the Selling Stockholders will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by the Selling Stockholders and Corporations (including, without limitation, all fees and expenses of their counsel), and HMCA will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by them (including, without limitation, all fees and expenses of their counsel).

    11. Survival of Representations and Warranties. All statements, representations and agreements contained in any certificate or other instrument delivered by the Selling Stockholders or any of them pursuant to this Agreement, or otherwise made by them or any of them in writing as a condition of, or otherwise in connection with, the transactions contemplated hereby, shall be deemed also to be representations and warranties by the Selling Stockholders hereunder. The representations and warranties of the Selling Stockholders and the representations and warranties of HMCA and Fonar under this Agreement shall survive the Closing.

    12. Indemnification by Selling Stockholders. The Selling Stockholders jointly and severally shall indemnify and hold harmless HMCA (and after the Closing, the Corporations) from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) arising from any material misrepresentation, breach of warranty or breach of covenant by the Selling Stockholders under this Agreement or the failure of the Selling Stockholders to perform any obligation required to be performed by either of them hereunder. The aggregate liability of the Selling Stockholders under this Section 12 shall not exceed $11,576,230.92.

    13. Indemnification by HMCA and Fonar. HMCA shall indemnify and hold harmless the Selling Stockholders from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) arising after the Closing which are incurred or suffered by, or asserted or claimed against, a Selling Stockholder solely because of a default by Dynamic after the Closing under any lease, contract or other agreement of Dynamic guaranteed by the Selling Stockholder prior to the Closing, provided that such lease, contract or other agreement was disclosed to HMCA pursuant to this Agreement. HMCA and Fonar jointly and severally (in the case of Fonar, only to the extent of its obligations under the Guaranty with respect to any liability of HMCA under this Section 13) shall indemnify and hold harmless the Selling Stockholders from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) arising from any material misrepresentations, breach of warranty or breach of covenant by it under this Agreement or its failure to perform any obligation required to be performed by it hereunder, provided, however, that the aggregate liability of HMCA and Fonar under this Section and on account of the Purchase Price shall not exceed the Purchase Price.

    14. Indemnification Procedure. In the event that any claim is made with respect to which a party hereto (an "Indemnified Party") intends to seek indemnification hereunder, the Indemnified Party shall give the party from which he intends to seek indemnification hereunder ("Indemnifying Party") prompt written notice of such claim and the Indemnifying Party shall have the right to assume the defense of the claim with counsel of its own choosing reasonably acceptable to the Indemnified Party, provided that such defense is conducted with diligence and continuity and provided further that the Indemnified Party shall have the right to participate in the defense of such claim with counsel of its choosing at its expense. The parties shall cooperate in the defense of any such claim and neither the Indemnifying Party nor the Indemnified Party shall have the right to settle or pay any such claim without the consent of the other, which consent shall not be unreasonably withheld.

    15. Offsets. In the event that the Selling Stockholders shall be required to indemnify HMCA or a Corporation pursuant to Paragraph 12 hereof, the amount of any such liability, obligation, loss, claim, judgment, cost or expense may be deducted from any amounts remaining to be paid on account of the Purchase Price, in any manner as may be elected by HMCA. It shall not be a default under the terms of any of the foregoing if payment thereunder is not made because of the proper exercise by HMCA of its rights of offset as provided herein. Notwithstanding the foregoing, the aggregate amount which may be deducted hereunder with respect to claims as to which a final determination of the amounts due HMCA or a Corporation from the Selling Stockholders has not yet been made, will be $500,000. (For the purposes hereof, "final determination" shall mean the agreement of the parties or the decision of a court of competent jurisdiction which has become final and nonappealable.) The remedy provided herein shall not be exclusive, and the Indemnified Party may elect to pursue other remedies available at law, in equity or as provided by this Agreement in lieu of such remedy or concurrently with such remedy.

    16. Notices, Et Cetera. All notices, consents and other communications hereunder shall be in writing (except for those relating to day-to-day transactions in the ordinary course of business where representatives of the parties may reach a decision, subsequently to be confirmed in writing) and shall be deemed to have been given when delivered personally, sent by Federal Express or other overnight courier service, or mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to the Selling Stockholders or Corporations, to Stuart Blumberg, D.C., 149 Foxwood Drive, Jericho, New York 11753 and Steven Jonas, 201 Anchorage Drive, Woodbury, New York; or at such other address or addresses as the Selling Stockholders shall have furnished to HMCA in writing, or (b) if to HMCA or Fonar, at 110 Marcus Drive, Melville, New York 11747; Attention: President, or at such other address as HMCA or Fonar shall have furnished to the Selling Stockholders in writing.

    17. Publicity; Confidentiality. No party to this Agreement shall directly or indirectly make or cause to be made any public announcements or issue any notices in any form (other than as may be required by law, in which case copies will be provided to the other party at least three business days prior to such announcement) with respect to this Agreement or the transactions contemplated hereby without the consent in writing of the other parties, provided, however, that following the Closing HMCA may issue any such public announcements or notices. Following the issuance of a public announcement by HMCA, the Selling Stockholders may do so as well. In the event that the transactions contemplated by this Agreement shall not be consummated, HMCA shall return to the Selling Stockholders all such written information as they shall have received from them in connection with this Agreement, and the Selling Stockholders shall return to HMCA all such written information as they shall have received from them in connection with this Agreement. Thereafter each party shall continue to hold the others' information in confidence, according to such information the same degree of security generally accorded its own proprietary information.

    18. Assignment. This Agreement may not be assigned by any of the parties without the express written consent of the other parties hereto.
Notwithstanding the foregoing, any agreement or instrument delivered pursuant to this Agreement may be assignable to the extent expressly provided therein.

    19. Miscellaneous. This Agreement, together with the Exhibits and Schedules hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of such parties. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The headings of this Agreement are for reference only, and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts and may be executed by the respective parties hereto on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

                                HEALTH MANAGEMENT CORPORATION OF AMERICA

                                By:  /s/ Timothy Damadian
                                     Timothy Damadian,
[Seal]                               President

ATTEST:

/s/ Henry Meyer
Henry Meyer

                                FONAR CORPORATION


                                By:  /s/ Timothy Damadian
                                     Timothy Damadian,
                                     Vice President
[Seal]

ATTEST:


/s/ Henry Meyer
Henry Meyer

                              /s/ Stuart Blumberg
                              STUART BLUMBERG, D.C.


                              /s/ Steven Jonas
                              STEVEN JONAS, D.C.




(EXHIBITS OMITTED)